Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1, of our report dated February 22, 2021, previously filed on Form S-1, relating to the financial statements of Queen's Gambit Growth Capital II, which is contained  in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 26, 2021